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                                                                   EXHIBIT 23.2

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]


                   Consent of Independent Public Accountants
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of the Amendment No. 2 to this registration statement (No. 333-39035) filed on Form S-11 by Wilshire Real Estate Investment Trust Inc. with the Securities and Exchange Commission.


                                                         /s/ Arthur Andersen LLP
                                                         ARTHUR ANDERSEN LLP

February 26, 1998
Los Angeles, California